UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 19, 2011

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On October 19, 2011, Ariba, Inc. (the “Company”) acquired b-process for approximately € 35 million in cash, which includes a portion which will be deposited in escrow to satisfy potential indemnification claims. The acquisition will give the Company’s customers a wider geographic offering of e-invoice solutions making the Company’s platform the most global in a growing market.

After the customary purchase accounting reduction to deferred revenue, the Company expects the acquisition to contribute roughly US$11 million in revenue and reduce non-GAAP EPS by approximately US$0.03 in fiscal year 2012. The non-GAAP EPS amount excludes amortization of intangible assets which has not yet been determined. The fiscal year 2012 revenue estimate includes approximately US$7 million of network revenue and US$4 million of related services revenue. The acquisition is expected to become accretive to non-GAAP EPS in fiscal year 2013 given that it is an earlier stage growth business and accordingly, the Company expects to scale its profitability.

The Company will report earnings for the fourth quarter of fiscal year 2011 as well as give guidance for fiscal year 2012 on October 27th.

The information contained in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

The information being furnished pursuant to this Item 7.01 is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make from time to time, by press release or otherwise. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report. Furthermore, no inference should be drawn from the Company’s revised guidance that it will make additional updates with respect to that guidance or any other forward-looking statements made in the future.

About Non-GAAP Financial Measures

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The above contains non-GAAP financial information. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including difficulties with the integration process or the realization of benefits of a transaction and the disruption or loss of customer, business partner, supplier or employee relationships and the level of costs and expenses incurred by Ariba as a result of such transactions; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; . Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on August 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 19, 2011	By:	/s/ Ahmed Rubaie
Ahmed Rubaie Executive Vice President and Chief Financial Officer